Exhibit 4.2

SAVIENT PHARMACEUTICALS, INC.

THIS UNIT HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER AT ONE TOWER CENTER, 14TH FLOOR, EAST BRUNSWICK, NEW JERSEY 08816, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY ON THE SECURITY.

THIS UNIT (INCLUDING THE COMPONENT NOTES AND WARRANTS) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(B)	OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S,

(C)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(D)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE SENIOR SECURED DISCOUNT NOTES DUE 2019 (THE “NOTES”) OF THE COMPANY AND 23.4 WARRANTS TO PURCHASE ONE SHARE, PAR VALUE $0.01 PER SHARE, OF THE COMPANY.

PRIOR TO THE DATE WHICH IS 180 DAYS AFTER THE ISSUANCE OF THE UNITS, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

SAVIENT PHARMACEUTICALS, INC.

170,941 UNITS

Certificate No. 1	CUSIP No. 80517Q142
ISIN No. US80517Q1426

This Certificate issued by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in the name of DTC, or its registered assigns, represents 170,941 units (the “Units”), consisting of (i) $170,941,000 aggregate principal amount of the Company’s Senior Secured Discount Notes (the “Notes”) attached hereto as Schedule I issued pursuant to that certain Indenture, dated May 9, 2012 (the “Indenture”), by and among the Company, the other Guarantors party thereto and U.S. Bank National Association, as collateral agent, and (ii) an aggregate of 4,000,019 of the Company’s warrants (the “Warrants”) attached hereto as Schedule II to purchase common stock, $0.01 par value per share, of the Company (the “Common Shares”) issued pursuant to the Warrant Agreement, dated May 9, 2012 (the “Warrant Agreement”), by and between the Company and U.S. Bank National Association, as the warrant agent (the “Warrant Agent”). Each Unit represents (i) $1,000 aggregate principal amount of the Notes and (ii) 23.4 warrants to purchase one Common Share, and entitles the holder of the Unit to (X) the rights and benefits of the Notes set forth in the Indenture, including, but not limited to any interest payments due thereo, and (Y) the rights, benefits and obligations of the Warrants set forth in the Warrant Agreement.

Each transfer of a Unit shall result in a transfer of the Notes and Warrants which such Unit represents and all such transfers shall be made in accordance with Article II of the Indenture with respect to the Notes and Article II of the Warrant Agreement with respect to the Warrants.

THIS UNIT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Dated: May 9, 2012

SAVIENT PHARMACEUTICALS, INC.

By:
Name:
Title:

Countersigned:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

U.S. Bank National Association, as Warrant Agent

By:
Name:
Title:

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

Schedule I

SAVIENT PHARMACEUTICALS, INC.

Senior Secured Discount Note due 2019

Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of up to one hundred seventy million nine hundred forty four thousand dollars ($170,941,000) (as such amount may be increased or decreased on Schedule A) on May 9, 2019 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: May 9 and November 9, with the first payment to be made on November 9, 2012.

Record Dates: May 1 and November 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Savient Pharmaceuticals, Inc. has caused this instrument to be duly signed.

Dated: May 9, 2012

Savient Pharmaceuticals, Inc.

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

SAVIENT PHARMACEUTICALS, INC.

Senior Secured Discount Note due 2019

1. Interest. Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum equal to (x) on and prior to May 9, 2015, 3.000% and (y) after May 9, 2015 (the “Last Semi-Annual Accretion Date”), at a rate of 12.000%, in each case, plus, if applicable, interest on defaulted interest as provided in Sections 2.12 and 4.01 of the Indenture referred to below. The Accreted Value of this Security will increase between the Issue Date and the Last Semi-Annual Accretion Date as set forth in the definition of Accreted Value in the Indenture. The Company will pay interest, payable semi-annually in arrears, on May 9 and November 9 of each year, with the first payment to be made on November 9, 2012. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from, and including, May 9, 2012, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest and Accreted Value will be computed on the basis of a 360-day year of twelve 30-day months.

2. Maturity. The Securities will mature on May 9, 2019.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, applicable redemption price, Asset Sale Repurchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase Upon Asset Sale or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; and (B) in the case of a Security that is held, other than global form, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of May 9, 2012 (the “Indenture”), between the Company the Guarantors party thereto from time to time and the Trustee. To the extent any of the terms of this Security conflict with the provisions of the Indenture, the provisions of the Indenture shall govern. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will govern. The Securities are general senior obligations of the Company limited to $170,941,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

6. Redemption.

At any time prior to May 9, 2015, the Issuer may, at its option, redeem all or a part of the Securities, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the outstanding aggregate principal amount at maturity of the Securities redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and accrued and unpaid interest to the Redemption Date.

At any time prior to May 9, 2015, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Securities issued by it at a redemption price equal to the Equity Offering Redemption Price of such Securities, plus accrued and unpaid interest on such Securities to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of the Securities originally issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

On and after May 9, 2015, the Company may, at its option, redeem Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Securities at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of the outstanding aggregate principal amount at maturity of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 9 of each of the years indicated below:

Year	Percentage
2015	106.000%
2016	103.000%
2017 and thereafter	100.000%

7. Notice of Redemption. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities pursuant to the terms set forth in the Indenture.

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

9. Repurchase at Option of Holder Upon Certain Asset Sales. Subject to the terms and conditions of the Indenture, if any Asset Sale shall occur, the Company may elect, or be required, pursuant to Section 3.09 of the Indenture, to make an offer to repurchase Securities at a price, payable in cash, equal to 100% of the outstanding principal amount at maturity of the Securities (or portions thereof) to be so repurchased (the “Asset Sale Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Asset Sale Repurchase Date.

10. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of 15 days before selecting, pursuant to Section 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

11. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

12. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and its Restricted Subsidiaries taken as a whole, to, another person, whether in a single transaction or series of related transactions, unless the conditions of Section 5.01 of the Indenture are satisfied.

13. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder as set forth in the Indenture.

14. Subsidiary Guarantees. Obligations of the Company under the Indenture and the Securities will be guaranteed by certain of the Company’s Subsidiaries as provided in Article VIII of the Indenture.

15. Security. Obligations of the Company and the Guarantors under the Indenture and the Securities will be secured as provided in Article IX.

16. Defaults and Remedies. The Indenture contains provisions governing the rights and remedies of Holders upon an Event of Default.

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

17. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

21. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

Attention: General Counsel

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

____________________________________________________

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	☐	to the Company or any Subsidiary thereof, or

(2)	☐	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)	☐	pursuant to, and in compliance with, an exemption from registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(4)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an “affiliate” of the Company (an “Affiliate”) as defined in Rule 144 under the Securities Act of 1933, as amended:

☐ The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (4) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS

PURCHASE NOTICE

Certificate No. of Security: 1

If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box: ☐

If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 or Section 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000, subject to a minimum of $2,000)

Date:	Signature (s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

THIS WARRANT FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH SECURITIES AS PART OF THE UNITS.

Schedule II

4,000,019 WARRANTS TO PURCHASE COMMON STOCK OF

SAVIENT PHARMACEUTICALS, INC.

THIS CERTIFIES THAT CEDE & CO., or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from SAVIENT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), one share of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) at the exercise price of $1.863 (the “Exercise Price”) or by Cashless Exercise, as referred to below.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of May 9, 2012, between the Company and the Warrant Agent thereunder (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at Savient Pharmaceuticals, Inc, One Tower Center, 14th Floor, East Brunswick, New Jersey 08816, Attention: General Counsel.

Subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement, each Warrant represented hereby shall be exercisable at any time or from time to time on or after the Closing Date but prior to the Expiration Date. This Warrant Certificate shall terminate and become void as of the earlier of 6:00 p.m., New York time, on the Expiration Date or upon the exercise hereof as to all Warrants represented thereby. The number of Warrant Shares and the kind of securities, cash and other property purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

THIS WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

THIS WARRANT FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH SECURITIES AS PART OF THE UNITS.

IN WITNESS WHEREOF, Savient Pharmaceuticals, Inc. has caused this Warrant Certificate to be executed by its duly authorized officer as of the date first written above.

Dated: May 9, 2012

SAVIENT PHARMACEUTICALS, INC.

By:

Name:

Title:

Countersigned:

U.S. Bank National Association,

as Warrant Agent

By:

Name:

Title:

THIS WARRANT FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH SECURITIES AS PART OF THE UNITS.

Subject to the terms of this Warrant Certificate and the Warrant Agreement, the Warrants represented by this Warrant Certificate may be exercised in whole or in part upon (a) surrender to the Warrant Agent of this Warrant Certificate, together with the form of election to purchase Warrant Shares below duly completed and executed by the Holder hereof and (b) payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which the Warrants are exercised. Such payment of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) by Cashless Exercise by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by this Warrant Certificate presented in connection with a Cashless Exercise) of the Warrants represented by this Warrant Certificates, and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which the Warrants would otherwise be nominally exercisable immediately prior to such exercise if payment of the Exercise Price were being made in cash pursuant to clause (i) above, and (2) the Cashless Exercise Ratio (as defined in the Warrant Agreement). All Warrant Shares issued upon exercise of Warrants will be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

The Warrants represented by this Warrant Certificate shall be exercisable at the election of the Holders hereof either in full at any time or in part from time to time during the period commencing on the Closing Date and ending at 6:00 p.m., New York time, on the Expiration Date and in the event that this Warrant Certificate is surrendered for exercise in respect of less than all the Warrants represented hereby at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrants will be duly executed and promptly issued by the Company in accordance with the Warrant Agreement.

No fractional Warrant Shares shall be issued on exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of Section 3.7 of the Warrant Agreement, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall notify the Holder exercising the Warrant in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently shall pay to such Holder an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, rounded up to the nearest whole cent.

When Warrants are presented to the Warrant Agent with a request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent will register the transfer or make the exchange in the manner and subject to the limitations set forth in the Warrant Agreement.

No service charge will be made by the Company to any Holder for any registration of transfer or exchange upon surrender of this Warrant Certificate at the office of the Warrant Agent. The Company will pay all documentary stamp taxes attributable to the issuance of the Warrants and the Warrant Shares upon the exercise of Warrants; provided, however, that the Company will not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than the Holder of such Warrant Certificate.

THIS WARRANT FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH SECURITIES AS PART OF THE UNITS.

Except as otherwise specifically required in the Warrant Agreement, Holders of unexercised Warrants are not entitled to (a) receive dividends or other distributions from the Company, (b) receive notice of or vote at any meeting of the stockholders of the Company, (c) consent to any action of the stockholders of the Company, (d) receive notice of any other proceedings of the Company or (e) exercise any other rights as stockholders of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

THIS WARRANT FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH SECURITIES AS PART OF THE UNITS.

FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of Warrants)

SAVIENT PHARMACEUTICALS, INC.

The undersigned hereby irrevocably elects to exercise              Warrants to purchase Warrant Shares, on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to and herewith (choose one by marking “X” in the space provided):

☐	Tenders payment of the aggregate Exercise Price for such Warrant Shares to the order of SAVIENT PHARMACEUTICALS, INC. in the amount $ in accordance with the terms of the Warrant Agreement.

☐	Directs that such exercise be a Cashless Exercise in accordance with the terms of the Warrant Agreement.

The undersigned directs that the Warrant Shares and the other securities, if any, deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

Date:                     , 20

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

(Social Security or Tax Identification No.)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

THIS WARRANT FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH SECURITIES AS PART OF THE UNITS.

Warrant Shares and any other securities, cash and other property, and/or payment in lieu of fractional Warrant Shares to be issued and delivered to:

(Name)

(Street Address)

(City) (State) (Zip Code)

(Social Security or Tax Identification No.)

A Warrant Certificate representing any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

(Name)

(Street Address)

(City) (State) (Zip Code)

(Social Security or Tax Identification No.)

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL UNITS

The following exchanges of a part of this Unit have been made:

Date of Exchange	Amount of decrease in Number of Units in this Global Unit	Amount of increase in Number of Units in this Global Unit	Number of Units in this Global Units following such decrease or increase	Signature of authorized officer of Trustee and Holders